UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2020

FACEBANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2020 and July 22, 2020, respectively, Henry Ahn and Dr. Daniel Leff joined the Board of Directors (the “Board”) of FaceBank Group, Inc. (d/b/a fuboTV) (the “Company” or “FaceBank”). Mr. Ahn was appointed by unanimous written consent of the then-current members of the Board, and Dr. Leff was elected pursuant to a vote by the holders of the Company’s Series AA Convertible Preferred Stock.

Henry Ahn has served as President of Content Distribution and Partnerships for Univision Communications Inc. (“Univision”) since July 2018. In this role, Mr. Ahn leads content distribution sales, operations, finance and strategy. Mr. Ahn specializes in media contract negotiations, business strategy, content licensing, new media strategy and authenticated streaming/video on-demand for Univision, with emphasis on distribution deal execution and relationships with new and existing distributors including multichannel video programming and online video distributors, mobile carriers, as well as electronic sell-through providers. Prior to joining Univision, Mr. Ahn served as distribution executive for Scripps Networks Interactive (“SNI”) where he led sales, negotiations, strategic planning and marketing efforts for SNI related to every aspect of content distribution. Prior to that, he served as Executive Vice President of TV Networks Distribution, at NBC Universal where he worked for 17 years. Mr. Ahn received his bachelor’s degree in Business Administration from Boston College and his Master of Business Administration from Fordham Gabelli School of Business in New York. Mr. Ahn’s qualifications to serve on the Board include that he was formerly a Board Observer of fuboTV Inc. (“fuboTV”), the wholly-owned subsidiary of FaceBank that was acquired by the Company on April 1, 2020, as well as his experience with media contract negotiations, content licensing, new media strategy and authenticated streaming/video on-demand.

Dr. Daniel Leff is Co-Founder and Managing Partner of Waverley Capital, a media-focused venture capital fund. He is also Founder and Managing Partner of Luminari Capital (a media-focused venture capital fund founded in 2013). Prior to co-founding Waverley Capital and founding Luminari Capital, Dr. Leff was a Partner with Globespan Capital Partners. Earlier in his career, Dr. Leff worked for Sevin Rosen Funds and Redpoint Ventures. He also previously held engineering, marketing and strategic investment positions with Intel Corporation. Dr. Leff has been an investor and/ or director in a multitude of publicly-traded and private media companies, including 1Mainstream (sold to Cisco), Art19, Elemental Technologies (sold to Amazon), Endel, Headspace, Matterport, MikMak, MOVL (sold to Samsung), PlutoTV (sold to ViacomCBS), Roku, TheAthletic, and Wondery. Additionally, Dr. Leff served on the board of directors of fuboTV from May 2015 through the merger with the Company in April 2020. Dr. Leff earned a Bachelor of Science degree in Chemistry from The University of California, Berkeley and a Ph.D. in Physical Chemistry from the University of California, Los Angeles. Dr. Leff also earned an MBA from The UCLA Anderson Graduate School of Management, where he was an Anderson Venture Fellow and where he currently serves on the Board of Visitors. Dr. Leff’s qualifications to serve on the Board include his decades of experience in investing and serving on the boards of both private and publicly-traded media companies giving him particular insight into business strategy, leadership, and marketing in the industry as well as his prior service on the fuboTV Board.

There is no arrangement or understanding between Dr. Leff or Mr. Ahn and any other person, other than as described below, pursuant to which Dr. Leff or Mr. Ahn was elected as a director of the Company. There are no family relationships between Dr. Leff or Mr. Ahn and any director or executive officer of the Company, and, other than as described herein, no transactions involving Dr. Leff or Mr. Ahn that would require disclosure under Item 404(a) of Regulation S-K.

In connection with their appointments to the Board, Mr. Ahn was granted an option to purchase 66,330 shares of the Company’s common stock, and Dr. Leff was granted an option to purchase 65,540 shares of the Company’s common stock (each grant, an “Initial Award”) in accordance with the Company’s Outside Director Compensation Policy (the “Compensation Policy”) and subject to the Company’s 2020 Equity Incentive Plan (the “Plan”) and standard option award agreements thereunder. Each of the Initial Awards will vest in 36 equal, monthly installments beginning on the grant date, provided that each of Mr. Ahn and Dr. Leff, respectively, continue to serve as a Service Provider (as defined in the Plan) through the applicable vesting date. In addition, any unvested potion of an Initial Award that remains outstanding as of the date of a change of control of the Company will immediately vest in full and become exercisable. In addition to the Initial Awards, in accordance with the Compensation Policy, Mr. Ahn and Dr. Leff will each receive an annual cash retainer of $45,000 for their Board service, subject to increase for service on Board committees. In addition to the Initial Awards, Mr. Ahn and Dr. Leff will each be eligible to receive an annual equity award in accordance with the Compensation Policy.

The Company entered into the Company’s standard form of Indemnification Agreement (the “Indemnification Agreement”) with each of Mr. Ahn and Dr. Leff, which is included as Exhibit 10.1. The form of Indemnification Agreement was previously filed as Exhibit 10.2 to FaceBank’s current report on Form 8-K filed April 7, 2020 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2020, the holders of 15,829,544 shares, or 52.66%, of the Company’s Series AA Convertible Preferred Stock, acting by written consent pursuant to Section 607.0704 of the Florida Business Corporation Act, (i) appointed Dr. Leff as a member of the Board and (ii) approved a waiver under the Certificate of Designation of Series AA Convertible Preferred Stock of the Company in connection with the redemption of 253,000 shares of the Company’s Series D Convertible Preferred Stock on June 16, 2020.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement by and between FaceBank Group, Inc. and its directors and officers (previously filed as Exhibit 10.2 to FaceBank’s current report on Form 8-K filed April 7, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACEBANK GROUP, INC.

Date: July 27, 2020	By:	/s/ Simone Nardi
	Name:	Simone Nardi
	Title:	Chief Financial Officer